UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2025

COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980) 392-8298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) amends the Current Report on Form 8-K Coca-Cola Consolidated, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 10, 2025, regarding the retirement of F. Scott Anthony as Executive Vice President and Chief Financial Officer (principal financial officer) of the Company and the appointment of Matthew J. Blickley as Executive Vice President and Chief Financial Officer (principal financial officer). This Amendment provides a description of (i) the terms of F. Scott Anthony’s transition from Executive Vice President and Chief Financial Officer (principal financial officer) to a non-employee consultant of the Company and (ii) the compensation of Matthew J. Blickley in connection with his appointment as Executive Vice President and Chief Financial Officer (principal financial officer) of the Company.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his resignation, Mr. Anthony and the Company entered into a Consulting Agreement on February 19, 2025 (the “Consulting Agreement”), to provide consulting and advisory services to the Company from April 1, 2025 through December 31, 2025 (the “Term”). The Consulting Agreement provides Mr. Anthony will continue to be employed by the Company from February 19, 2025, the date of the execution of the Consulting Agreement, through March 31, 2025. The Consulting Agreement will automatically renew at the end of each Term for a further period of one year, unless Mr. Anthony or the Company provides written notice of termination. During the Term of the Consulting Agreement, the Company shall pay Mr. Anthony $20,833.33 per month.

The Consulting Agreement also provides that, during the Term, Mr. Anthony shall be available to provide advisory and consulting services as the Chairman and Chief Executive Officer of the Company (or any designees) may reasonably request. Mr. Anthony shall not accept any other employment that would preclude him from carrying out, or otherwise interfere with, his responsibilities under the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, any services provided by Mr. Anthony during the Term shall be provided as an independent contractor of the Company and not as an employee.

The foregoing description of the terms and conditions of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with Mr. Blickley’s appointment as Executive Vice President and Chief Financial Officer (principal financial officer) of the Company, effective April 1, 2025, (i) his base salary will be $500,000, (ii) he will continue to participate in the Company’s Annual Bonus Plan with a new target bonus award of 75% of his base salary, (iii) he will continue to participate in the Company’s Long-Term Performance Plan, with a new target award of 75% of his base salary, (iv) he will continue to be eligible to participate in the Company’s Supplemental Savings Incentive Plan, (v) he will continue to participate in the executive Long-Term Disability and Life Insurance programs and (vi) he will continue to receive an executive allowance of $15,000 per year.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description	Incorporated by Reference or Filed/Furnished Herewith
10.1*	Consulting Agreement, as of February 19, 2025, by and between F. Scott Anthony and Coca-Cola Consolidated, Inc.	Filed herewith.
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.	Filed herewith.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: February 20, 2025	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary